Exhibit 99.1

Red Robin Gourmet Burgers Addresses Oak Street Capital Management Letter

Greenwood Village, Colo. — January 25, 2011 — Red Robin Gourmet Burgers, Inc., (NASDAQ: RRGB), a casual dining restaurant chain focused on serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today issued the following response to Oak Street Capital Management.

David Makula

Patrick Walsh

Oak Street Capital Management, LLC

111 South Wacker Drive, 33rd floor

Chicago, IL 60606

Gentlemen:

We are in receipt of your letter of January 24, 2011.  As we discussed in our meeting earlier this month, we value the input of all our shareholders.  It is in that spirit that we agreed to the meeting and offered to continue the dialogue.

We disagree with a number of assertions in your letter, but in particular with the suggestion that the Board lacks a sense of urgency with regard to improvements at Red Robin.  As you know, we reconstituted our Board with a new group of independent and experienced directors.  This new Board, together with Steve Carley, our new CEO, and the Company’s senior executive team, immediately undertook the task of evaluating and developing strategic and operational improvements designed to enhance shareholder value.  This new strategic initiative, known as Project RED, was initiated in late October 2010, well before Oak Street filed its Schedule 13D, and reflects the strategic, financial and operational priorities of the new Board and management team.  As part of our year-end review, in early January we chose to share some highlights of the strategic initiative, while committing to announce further details in connection with our fourth quarter earnings release in mid-February.

We have set ourselves an aggressive timetable for this strategic task, and while moving fast, have been working to incorporate the views of multiple key constituencies including our shareholders and franchisees.  We look forward to sharing with you and our other shareholders the details of Project RED in just a few weeks, and look forward to hearing thoughts from all our shareholders then.

Sincerely,

/s/ Pattye L. Moore

Pattye L. Moore
Board Chair

About Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)

Red Robin Gourmet Burgers, Inc. (www.redrobin.com), a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., serves up wholesome, fun, feel-good experiences in a family-friendly environment.  Red Robin® restaurants are famous for serving more than two dozen insanely delicious, high-quality gourmet burgers in a variety of recipes with Bottomless Steak Fries®, as well as salads, soups, appetizers, entrees, desserts, and signature Mad Mixology® Beverages.  There are 450 Red Robin® restaurants located across the United States and Canada, including company-owned locations and those operating under franchise agreements.

Forward-Looking Statements:

Certain information and statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts including, without limitation, statements regarding strategic initiatives and plans, anticipated financial results and return on capital investments, growth plans, future revenue growth and expense management and Project “RED” and its objectives . These statements may be identified, without limitation, by the use of forward-looking terminology such as “intend,” “believe,” “continue,” “expects,” “anticipates,” “will” or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to the Company on the date hereof. Such statements speak only as of the date hereof and we undertake no obligation to update any such statement to reflect events or circumstances arising after the date hereof. These statements are based on assumptions believed by us to be reasonable, and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to open and operate additional restaurants in both new and existing markets profitably, the anticipated number of new restaurants and the timing of such openings; estimated costs of opening and operating new restaurants, including general and administrative, marketing and, franchise development costs; expected future revenues and earnings, comparable and non-comparable restaurant sales, results of operations, and future restaurant growth (both company-owned and franchised); anticipated restaurant operating costs, including commodity and food prices, labor and energy costs and selling, general and administrative expenses and the success of our advertising and marketing activities and tactics, including the effect on revenue and guest counts; anticipated advertising costs and plans to include television advertising to support LTO promotions; our ability to attract new guests and retain loyal guests; future capital expenditures and the anticipated amounts of such capital expenditures; our expectation that we will have adequate cash from operations and credit facility borrowings to reduce our debt and to meet all future debt service, capital expenditure, including restaurant development, and working capital requirements; anticipated compliance with debt covenants; the sufficiency of the supply of commodities and labor pool to carry on our business; anticipated restaurant closings and related impairment charges; anticipated interest and tax expense; expectations regarding competition and our competitive advantages; and other risk factors described from time to time in the Company’s 10-Q and 10-K filings with the SEC.

For further information contact:

ICR

Don Duffy/Raphael Gross

203-682-8200